UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2010
Friedman Industries, Incorporated
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-07521 (Commission File Number)	74-1504405 (IRS Employer Identification No.)

4001 Homestead Road Houston, Texas (Address of principal executive offices)	77028 (Zip Code)
713-672-9433
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     Effective as of the close of business on October 5, 2010, Harold Friedman resigned from his position as Chairman of the Board of Friedman Industries, Incorporated (the “Company”) and as a director of the Company. Mr. Friedman will continue to serve the Company as an employee pursuant to the Agreement dated December 13, 2004, between the Company and Mr. Friedman.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 11, 2010

FRIEDMAN INDUSTRIES, INCORPORATED
By:	/s/ BEN HARPER
Ben Harper
Senior Vice President - Finance

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